UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________
FORM 8-K
______________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

January 5, 2021
Date of Report (Date of earliest event reported)
______________________________
New Relic, Inc.
(Exact name of registrant as specified in its charter)
 ______________________________

Delaware	001-36766	26-2017431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
188 Spear Street, Suite 1000
San Francisco, California 94105
(Address of principal executive offices, including zip code)
(650) 777-7600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NEWR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02     Results of Operations and Financial Condition
On January 8, 2021, New Relic, Inc. (the “Company”) issued a press release that included indications of preliminary financial performance with respect to revenue and annual recurring revenue for the third fiscal quarter ended December 31, 2020. A copy of the press release is furnished pursuant to Item 2.02 as Exhibit 99.1 to this Current Report on Form 8-K.
These indications of preliminary financial performance are based on information available to the Company as of the date of this Current Report on Form 8-K and are subject to the completion of the Company’s quarter-end financial closing procedures and review by the Company’s independent registered public accounting firm.
The information in this Item 2.02, including the press release attached as Exhibit 99.1 hereto, is furnished pursuant to Item 2.02 but shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Resignation of President and Chief Operating Officer
On January 5, 2021, Michael Christenson, President and Chief Operating Officer of the Company, resigned from his position as President effective immediately and as Chief Operating Officer effective as of March 31, 2021. Mr. Christenson’s decision did not impact his continuing role as a member of the Company’s board of directors (the “Board”).
After receipt of his resignation, the Company offered, and Mr. Christenson agreed, to a continued employment relationship with the Company from and after April 1, 2021, serving as an advisor to the chief executive officer. The compensation terms for the role were captured in an Amended Terms of Employment Agreement, executed on January 5, 2021, which will revise Mr. Christenson’s cash compensation to constitute an annual salary of $100,000 (the “Amended Employment Agreement”).
The foregoing description of the Amended Employment Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the form of the agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended March 31, 2021.
Appointment of President and Chief Product Officer
On January 5, 2021, the Board promoted William Staples to the role of President in addition to his role as Chief Product Officer of the Company. The Compensation Committee of the Board met on January 5, 2021 and, effective with his promotion, increased Mr. Staples’ annual base salary from $400,000 to $420,000 and increased his target annual cash bonus opportunity percentage from 75% to 90% of his base salary.
William Staples, age 48, has served as Chief Product Officer of the Company since February 2020. From September 2017 to January 2020, Mr. Staples served as the Vice President of Experience Cloud Engineering at Adobe Inc., where he led the global engineering team behind Adobe Inc.’s market-leading Experience Cloud. From 1999 to March 2016, Mr. Staples served in various product, design and engineering roles at Microsoft, Inc., most recently as Vice President of Azure Application Platform. He holds a B.S. from the University of Utah.
There are no family relationships between Mr. Staples and any director or executive officer of the Company, there is no arrangement or understanding between Mr. Staples and any other person pursuant to which he was selected to serve as the Company’s President and Chief Product Officer, and there are no relationships or related transactions between Mr. Staples and the Company that would be required to be reported under Item 404(a) of Regulation S-K.
Other than the foregoing, the Company has not entered into or materially amended any material plan, contract or arrangement with Mr. Christenson or Mr. Staples.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press release, dated January 8, 2021, issued by New Relic, Inc.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Relic, Inc.

Date: January 8, 2021	By:	/s/ Mark Sachleben
Mark Sachleben Chief Financial Officer